UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 24, 2017

Corix Bioscience, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

18662 MaCaurther Boulevard, Suite 200 in Irvine, CA 92612

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 14, 2017, Northern NM Properties, LLC, a New Mexico limited liability company (“Northern”) exercised its option to purchase from Corix Bioscience, Inc., a Wyoming corporation, f/k/a American Housing Income Trust, Inc. a Maryland corporation (the “Company”) its (1) general partnership interest in AHIT Norther NM Properties, LLP (the “Partnership”), and (2) 5,006 limited partnership units of the Partnership (collectively referred to as the “AHIT Partnership Interest”). The option was exercised pursuant to the First Amendment to the Limited Liability Partnership Agreement of AHIT Northern NM Properties, LLP, dated July 13, 2016 (“Amended Agreement”) and memorialized in the Exercise and Acceptance of Option, dated July 14, 2017 (“Option”). Pursuant to the Option, Northern paid $35,000 for the Company’s AHIT Partnership Interest. As a result of the Option, Northern now owns 100% of the limited partnership units of the Partnership and 100% of the general partnership units. A fully executed copy of the Option is attached hereto as an Exhibit.

Northern was affiliated with the Company pursuant to the Mater UPREIT Formation Agreement entered into on July 13, 2016. Prior to executing the Option, Northern owned 500,614 limited partnership units of the Partnership and the Company owned 5,006 limited partnership units. Additionally, one of the Company’s directors, Les Gutierrez, is affiliated with Northern. He is a member of Northern and was appointed to the Company’s Board of Directors following the execution of the Master UPREIT Formation Agreement on July 13, 2016.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	Exercise and Acceptance of Option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:  /s/ Michael Ogburn

Name:  Michael Ogburn

Title: Chief Executive Officer and President

Dated: July  25, 2017

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